                                                                    Exhibit 99.1

                                                                           FINAL
                                                                           -----

                                                                    CONFIDENTIAL
                                                                    ------------


                           NEXTEL COMMUNICATIONS, INC.
                  NEXTWAVE PERSONAL COMMUNICATIONS INC., ET AL.


                TERM SHEET FOR COMPREHENSIVE SETTLEMENT AGREEMENT
                        AND JOINT PLAN OF REORGANIZATION


I.       INTRODUCTION

         This term sheet (the "Term Sheet"), dated as of August 10, 1999, sets forth the proposed terms of a transaction to be sponsored by Nextel Communications, Inc. ("Nextel") and involving the reorganization of NextWave Personal Communications Inc. ("NPCI") and its affiliates, NextWave Telecom Inc. ("NTI"), NextWave Partners Inc. ("NPI"), NextWave Power Partners Inc. ("NPPI") and NextWave Wireless Inc. ("NWI" and, together with NPCI, NTI, NPI and NPPI, the "NextWave Debtors"), debtors and debtors in possession in chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), the resolution of certain claims of the Federal Communications Commission (the "FCC") against the NextWave Debtors (the "FCC Claims"), the actions to be taken by Nextel, the FCC and the United States Department of Justice (the "DOJ") to facilitate the proposed reorganization and the following specific matters in connection therewith:

         A. PLAN OF REORGANIZATION. Nextel, with the support and assistance of the FCC and the DOJ, would cause the filing of a plan of reorganization (the "Plan") in the NextWave Debtors' chapter 11 cases that, among other things, would: (1) resolve the FCC Claims and the pending litigation between NPCI and the FCC as provided in this Term Sheet; (2) resolve the claims of other key creditors against the NextWave Debtors as provided in this Term Sheet; (3) set forth procedures for the resolution of all other claims against the NextWave Debtors as provided in this Term Sheet; and (4) provide for distributions of property to the NextWave Debtors' equity security holders. The definitive terms and conditions of the Plan are subject to final documentation and shall not be inconsistent with the terms hereof, absent the written consent of the FCC and the DOJ.

         B. TRANSFER OF NEXTWAVE DEBTORS' ASSETS. Pursuant to the Plan, the radio spectrum licenses (the "Licenses") issued by the FCC to the NextWave Debtors, and substantially all of the other assets of the NextWave Debtors (other than any assets identified in writing by Nextel prior to the closing as to be retained by the NextWave Debtors), would be transferred directly to Nextel or one or more of its subsidiaries identified by Nextel in its transfer application relating to the Licenses and approved by the FCC as the holder(s) of the Licenses (the "Subsidiaries"). Although Nextel acknowledges that it has made no formal request for any required rule or regulation waivers and that this Term Sheet does not constitute such a waiver or waivers, the transactions contemplated hereby would involve a waiver of 47 C.F.R. sec. 24.839(a) (I.E., the Designated Entity-only five-year holding period rule) and any other rule, including, without limitation, the "unjust enrichment" rules codified at 47 C.F.R. sec. 1.2111, necessary to ensure the lawful transfer of the Licenses to Nextel or its Subsidiaries and the lawful use and operation of the Licenses by Nextel or its Subsidiaries, and the staff of the FCC confirms that, upon receipt of such request, it will recommend that the FCC grant such waiver or waivers in order to implement the transactions contemplated hereby. Nextel acknowledges that the FCC's grant of such waivers would be based upon consideration of and qualification under the FCC's rules and regulations regarding waivers and that such waivers, the Licenses and control thereof will not be assignable or transferable to any party other than Nextel or its Subsidiaries. The transactions contemplated by this Term Sheet will not be subject to any condition subsequent relating to Nextel obtaining the financing required to implement the Plan.

         C. SETTLEMENT OF FCC CLAIMS. The FCC Claims would be resolved through a settlement approved as part of the Plan providing for the payment to the FCC of consideration totaling at least $2,092,000,000, consisting of: (1) a cash payment by Nextel in the approximate amount of $1,593,000,000 (the "FCC Base Payment"); (2) the FCC's retention of deposits in the approximate amount of $499,000,000 made by or on behalf of the NextWave Debtors to the FCC with respect to the issuance of the Licenses (the "Deposits"); and (3) an additional cash payment in an amount equal to the value (as determined through a valuation method to be agreed upon by Nextel and the FCC and to be specified in the Plan) of all cash and other consideration to be distributed under the Plan in respect of any equity securities of any of the NextWave Debtors (the "Additional FCC Payment"). Although the Plan may contemplate distributions on account of the interests of the NextWave Debtors' equity security holders, none of the Deposits would be available for distribution to such equity security holders.

II.      TERMS AND CONDITIONS OF SETTLEMENT AGREEMENT WITH FCC

         A. STAY OF FURTHER PROCEEDINGS IN ADVERSARY PROCEEDING. At such time as Nextel may have reached agreement with either or both of the NextWave Debtors or the Official Committee of Unsecured Creditors (the "Committee") in the NextWave Debtors' chapter 11 cases (in either case, a "Consenting Party"), which agreement shall be evidenced in writing, Nextel and the Consenting Party may: (1) seek to intervene in the pending appeal of the Bankruptcy Court's judgment in the adversary proceeding captioned NEXTWAVE PERSONAL COMMUNICATIONS, INC. V. FEDERAL COMMUNICATIONS COMMISSION, Adv. Proc. No. 98-5178 (the "Adversary Proceeding"), and the opinion and order of the United States District Court for the Southern District of New York affirming such judgment; and (2) file a joint motion (the "Stay Motion") in the United States Court of Appeals for the Second Circuit (the "Second Circuit") requesting that further proceedings in such appeal be stayed until the earliest of (a) the date of entry of an order denying the Exclusivity Termination Motion (as defined below), (b) the Effective Date (as defined below) or (c) one year after the date of the stay motion. If, at the time of the filing of the Stay Motion, the Second Circuit has not yet acted upon or has denied the FCC's and the DOJ's anticipated motion for the entry of an order staying consummation of the NextWave Debtors' currently proposed plan of


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                  reorganization (a "Confirmation Stay"), the Stay Motion also shall request such a Confirmation Stay. If Nextel and the Consenting Party take the actions contemplated by this Section II.A, but are unable to obtain the relief requested in the Stay Motion by the time the Bankruptcy Court enters an order confirming the Plan, the FCC and the DOJ shall, upon the written request of Nextel, file a motion with the Second Circuit, which Nextel and the Consenting Party would agree to support, seeking on behalf of the United States the relief requested in the Stay Motion and use their reasonable best efforts to prosecute such motion successfully and obtain the relief requested therein at the earliest practicable date. Neither the FCC nor the DOJ shall oppose any Stay Motion filed and prosecuted in accordance with the terms of this Section II.A.

         B. DISMISSAL OF ADVERSARY PROCEEDING. Pursuant to the terms of the Plan, as of the date on which Nextel pays the consideration set forth in Section I.C below to the FCC, either through a release of funds from the escrow account to be established as contemplated by Section III.A.1 below or otherwise (the "FCC Payment Date"), NPCI will dismiss with prejudice all causes of action brought against the FCC in the Adversary Proceeding.

         C. NO DECISION ON THE MERITS. The settlement of the FCC Claims and the dismissal of the Adversary Proceeding pursuant to the Plan would constitute a compromise and settlement of disputed claims for the purpose of avoiding the costs, disruptions and uncertainties associated with further litigation. The Plan would expressly provide that: (1) such compromise and settlement does not constitute a ruling on the merits, or an admission of liability on the part of the FCC, with respect to any matter in the Adversary Proceeding or otherwise relating to the FCC Claims; and (2) any and all such liability is expressly denied.

         D. MUTUAL RELEASE OF CLAIMS; FCC REGULATORY ACTIONS. The Plan will provide that, as of the FCC Payment Date: (1) the NextWave Debtors, their respective creditors and Nextel will release any and all claims against the United States and any agency, instrumentality or employee thereof relating to the Licenses (including any claims for a refund or a return of the Deposits) or the Adversary Proceeding (or, in the alternative, that, upon confirmation of the Plan, such Claims would be extinguished); and (2) except as specifically provided in the Plan with respect to the satisfaction of the FCC Claims, the FCC will release any and all claims against (a) the NextWave Debtors and their respective creditors relating to the Licenses or the Adversary Proceeding and (b) Nextel relating to its participation in the plan of reorganization process and the other aspects of the NextWave chapter 11 cases contemplated by this Term Sheet; PROVIDED, HOWEVER, that nothing in the FCC's release of Nextel shall be deemed a waiver of any other applicable requirement of final FCC approval of any transfer application relating to the Licenses or Nextel's related request for a waiver of applicable "designated entity" or "unjust enrichment" rules or of any claims of the United States or any agency, instrumentality or employee thereof, other than claims arising out of Nextel's participation in the plan of reorganization process or the NextWave Debtors' chapter 11 cases that do not involve Nextel's violation of any statute of the United States. The staff of the FCC shall recommend to the FCC that it grant final approval of such transfer application and waiver requests.



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         E.       SATISFACTION OF FCC CLAIMS; RETENTION OF DEPOSITS. The FCC
                  Claims will be satisfied pursuant to the terms of the Plan, as described in Section III below. The Deposits will not be returned to the NextWave Debtors or their bankruptcy estates, but rather will be retained by the FCC, as provided in Section I.C above.

III.     TRANSFER OF NEXTWAVE DEBTORS' ASSETS

         A. CONSIDERATION FOR TRANSFER OF ASSETS. To provide the consideration for the transfer of substantially all of the assets of the NextWave Debtors, including the Licenses, to Nextel or one or more of its Subsidiaries, Nextel would obtain the additional capital necessary to meet the following obligations, which shall be satisfied, as applicable, either directly by Nextel or out of the escrow account to be established as contemplated by Section III.A.1 below, in either case no later than 30 days after the Effective Date:
                  (1) the FCC Base Payment; (2) the Additional FCC Payment; (3) the satisfaction of the claims of other creditors of the NextWave Debtors, pursuant to the terms of the Plan; and (4) the payment of amounts to be determined on account of the interests held by equity security holders of the NextWave Debtors, pursuant to the terms of the Plan. Under this proposal, the FCC would receive total consideration on account of the Licenses of at least $2.092 billion, consisting of the FCC Base Payment (approximately $1.593 billion), the retained Deposits (approximately $499 million) and the Additional FCC Payment, if any.

                  1. TIMING OF DISTRIBUTIONS TO STAKEHOLDERS. The Plan will provide that Nextel shall make distributions pursuant to the Plan on account of the FCC Claims and the claims of other creditors of the NextWave Debtors or the interests of the equity security holders of the NextWave Debtors no later than 30 days after the latest of the following events (the latest of such events being referred to as the "Effective Date"):
                           (a) the Bankruptcy Court's entry of an order confirming the Plan and such order becoming final and nonappealable; (b) the terms of the comprehensive settlement contemplated by this Term Sheet, other than distributions pursuant to the Plan, having been implemented; (c) all rule waivers and approvals (collectively, the "Waivers and Approvals") required for the lawful transfer of the Licenses and associated assets to Nextel or its Subsidiaries and the lawful use and operation of the Licenses by Nextel or its Subsidiaries having been granted by the FCC, the DOJ and any other relevant regulatory authorities; and (d) all of the Waivers and Approvals becoming final and nonappealable. Notwithstanding any other provisions of this paragraph, no later than 30 days after the latest to occur of (i) the Bankruptcy Court's order confirming the Plan having been entered and (ii) the FCC's entry of an order approving the transfer of the Licenses to Nextel (the "Transfer Order"), and provided that no stays of the Bankruptcy Court's order confirming the Plan, the Transfer Order or any other Waivers and Approvals previously obtained are then in effect or are then being sought, Nextel will place funds in the total amount of the FCC Base Payment and the Additional FCC Payment into an interest-bearing escrow account (the "Escrow Account"), pursuant to the terms of an escrow agreement to be negotiated and executed by Nextel, the FCC and the DOJ. Such escrow agreement shall provide, among other customary



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                           terms and conditions, for the party ultimately
                           receiving the funds on deposit in the escrow account also to receive all accrued interest thereon. The FCC and the DOJ acknowledge and agree that Nextel's obligations to fund the Escrow Account as security for the satisfaction of its obligations hereunder may be satisfied through the establishment of other arrangements for the assured payment of such obligations reasonably satisfactory to the FCC and the DOJ and in compliance with all applicable statutory and regulatory requirements, which arrangements shall include provisions for the accrual of interest on the amount of the FCC Base Payment and the Additional FCC Payment pending the final distribution thereof. Nextel, the FCC and the DOJ further acknowledge and agree that, consistent with terms of this Section III.A.1, the Transfer Order will not become effective pursuant to its terms unless and until the full amount of the FCC Base Payment and the Additional FCC Payment shall have been deposited into the Escrow Account or such other arrangements for assured payment shall have been agreed upon and implemented by Nextel and the FCC.

                  2. DISTRIBUTIONS TO EQUITY SECURITY HOLDERS. The amount, form and terms of the distributions to be made to the equity security holders of the NextWave Debtors pursuant to the Plan will be made as determined by Nextel in its sole and absolute discretion. Nextel will have no obligation or liability to any creditor of or claimant against the NextWave Debtors (including, without limitation, the FCC), other than the obligation to make the Additional FCC Payment, for (a) agreeing to make or making any such distribution to any such equity security holder or
                           (b) failing to reach or consummate any such agreement. Unless the FCC and DOJ exercise their rights under Section III.E below, the FCC and the DOJ will agree, if requested by Nextel, to support any motion by Nextel or any other party in interest seeking the entry of an order of the Bankruptcy Court confirming the Plan over the objections of the Committee or any creditors or equity security holders (in their capacities as such) of the NextWave Debtors, if required to obtain confirmation of the Plan.

         B. NEGOTIATIONS WITH OTHER CREDITORS AND EQUITY SECURITY HOLDERS. Nextel would assume sole responsibility for the resolution of the claims of creditors other than the FCC and the interests of equity security holders, including the nature, validity, priority and amount thereof. The FCC and the DOJ hereby acknowledge that Nextel previously has commenced discussions with the Committee, other key creditor constituencies and equity security holders to (1) negotiate the treatment of the claims of creditors other than the FCC and the interests of equity security holders under the Plan and (2) seek the support of such constituencies for the transactions contemplated by this Term Sheet. Under the Plan contemplated by this Term Sheet, the percentage recoveries by creditors other than the FCC may exceed the percentage recovery by the FCC on the FCC Claims. Nextel also may condition its arrangements with any such other creditors as Nextel, in its sole discretion, deems appropriate, including, without limitation, upon obtaining an option or similar right to purchase any such creditor's claims, in whole or in part, against the NextWave Debtors.





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         C.       TERMINATION OF EXCLUSIVITY. If Nextel and either the Committee or the NextWave Debtors reach an agreement in principle regarding the terms of the Plan and the NextWave Debtors' exclusive periods for filing and soliciting acceptances of a plan of reorganization has not yet then expired, been modified after the date of this Term Sheet or been terminated, Nextel and the applicable Consenting Party will file a joint motion (the "Exclusivity Termination Motion") in the Bankruptcy Court requesting the termination of such exclusive periods. The FCC and the DOJ shall thereafter promptly join in and support the Exclusivity Termination Motion. A copy of this Term Sheet shall be attached to the Exclusivity Termination Motion.

         D. SUBMISSION OF NEXTEL PROPOSAL TO BANKRUPTCY COURT; WITHDRAWAL CONDITIONS. The approval of the transfer of the NextWave Debtors' assets to Nextel or its Subsidiaries and the terms of the Plan will be submitted to and subject to the approval of the Bankruptcy Court. The asset purchase and sale transactions contemplated by this Term Sheet will be final and will not be subject to auction or any other procedure to solicit higher or other bids for the NextWave Debtors' assets (other than the opportunity of parties in interest to propose plans of reorganization for the NextWave Debtors pursuant to the terms of any order granting the Exclusivity Termination Motion and subject in any event to the rights and obligations of the FCC and the DOJ relating to support of any Competing Proposal, as defined and set forth below). If the Bankruptcy Court or any other judicial, legislative or regulatory body or official imposes any such auction or other competitive bidding procedures, or if the FCC and the DOJ elect, by written notice provided to Nextel, to support any Competing Proposal, in either case prior to the date that is 45 days after the filing of the Exclusivity Termination Motion (the "Commitment Date"), the FCC and the DOJ shall be deemed to have terminated, and Nextel may elect, by written notice provided to the FCC and the DOJ, to terminate, their respective obligations under this Term Sheet and the Plan without any liability or further obligation, except as provided herein. Subsequent to the Commitment Date, Nextel shall not be entitled to make any such election to terminate its obligations under this Term Sheet or the Plan other than on the basis of a breach by the FCC or the DOJ of their respective obligations hereunder; PROVIDED, HOWEVER, that Nextel may terminate the agreements and undertakings set forth in this Term Sheet and any succeeding Plan or other related documents if the conditions to the funding of the Escrow Account (or provision of other assurances of payment), as set forth in Section III.A.1 above, shall not have been satisfied by August 10, 2001.

         E. COMPETING PROPOSALS: CONDITIONS FOR ACCEPTANCE. Prior to the Commitment Date, the FCC and the DOJ shall not solicit, but may consider, competing proposals with respect to the transactions contemplated by this Term Sheet or the Plan, including the compromise and settlement of the FCC Claims ("Competing Proposals").

                  1. Notwithstanding any other provision of this Term Sheet, neither the FCC nor the DOJ will support any Competing Proposal other than one selected prior to the Commitment Date, and then only if: (a) such Competing Proposal is on terms substantially similar to the proposal set forth in this Term Sheet; and (b) the FCC and the DOJ provide Nextel with at least five


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                           business days from and after Nextel's receipt of
                           written documentation of the applicable Competing Proposal to match such Competing Proposal. A Competing Proposal shall be substantially similar to the proposal set forth in this Term Sheet if it: (a) is not subject to any conditions subsequent relating to obtaining the financing required to implement the plan contemplated by the Competing Proposal; (b) provides for the acquisition of substantially all of the Licenses and related assets of the NextWave Debtors; (c) fully and finally resolves all claims of all creditors of, and interest holders in, the NextWave Debtors; (d) provides that distributions or other payments on account of the FCC Claims be made solely and exclusively in cash; and (e) otherwise is substantially similar in its material terms and conditions to the terms and conditions set forth in this Term Sheet and in any related Plan. If Nextel timely elects to match such Competing Proposal, the FCC and the DOJ (irrespective of whether the Commitment Date shall then have occurred) shall then reject the Competing Proposal, and Nextel shall modify all contractual terms regarding the FCC Base Payment and the Additional FCC Payment, as set forth in this Term Sheet and any related Plan, such that the respective amounts thereof equal the amounts contemplated by the applicable Competing Proposal.

                  2. If, to the extent permitted by this Term Sheet, the FCC and the DOJ elect to support a Competing Proposal (and thereby terminate their respective obligations under this Term Sheet in accordance with its terms) and the transactions contemplated by such Competing Proposal or any related plan of reorganization for the NextWave Debtors are thereafter consummated, the FCC and the DOJ shall require and cause the sponsor of such Competing Proposal to pay to Nextel, out of the funds that such Competing Proposal would otherwise have made available for payment to the United States, a fee (the "Termination Fee") equal to 0.75% of the amount by which the aggregate value of the cash and other consideration received by the FCC and the DOJ in such transactions, including, without limitation, any purchase or other acquisition of the FCC Claims, exceeds the Deposits.

                  3. If, in accordance with the terms and conditions, and subject to the limitations, of this Term Sheet, the FCC and the DOJ elect to support a Competing Proposal, the United States, including its agencies, instrumentalities and employees, shall have no obligation or liability to Nextel or any other party, other than requiring and causing the sponsor of any Competing Proposal ultimately consummated to pay the Termination Fee, as provided above.

         F. OBLIGATION TO SUPPORT NEXTEL PLAN. Subject to the FCC's and the DOJ's right under this Term Sheet to consider and support Competing Proposals prior to the Commitment Date, and subject to Nextel's concomitant right to match such Competing Proposals, from the Commitment Date until the entry of any final judicial order denying confirmation of the Plan contemplated by this Term Sheet, or unless this Term Sheet is terminated by Nextel or Nextel breaches its obligations hereunder, the FCC and the DOJ shall be irrevocably obligated to:


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                  (1) vote to accept, and support confirmation of, the Plan; (2)
                  refuse to consider any competing proposals with respect to the transactions contemplated by the Plan; and (3) vote to reject, and oppose confirmation of, any plan or plans of reorganization or liquidation of the NextWave Debtors other than the Plan.

         G. NO LIABILITY UPON TERMINATION ABSENT BREACH. If either Nextel or the FCC and the DOJ terminate the parties' respective obligations under this Term Sheet in accordance with the provisions of this Term Sheet, then all parties shall be entitled to terminate their obligations under this Term Sheet without any further obligation or liability, other than the FCC's and DOJ's obligation to cause the sponsor of a Competing Proposal to pay the Termination Fee to Nextel under the circumstances described above.

IV.      CLASSIFICATION AND TREATMENT OF CLAIMS

         The following table sets forth Nextel's description of each class of claims against the NextWave Debtors, the estimated aggregate amount of each class of claims and the proposed treatment of each class of claims under the Plan. By including this table in this Term Sheet, the parties do not acquiesce in or make any admission regarding the validity of any claims against the NextWave Debtors, other than the FCC Claims, or any liens asserted against property of the NextWave Debtors' estates, nor do they waive any potential objections to the validity, priority, nature or amount of such claims or liens. The estimated aggregate amount of the claims in each class is based on the claim amounts set forth in the NextWave Debtors' Schedules of Assets and Liabilities (the "Schedules") and other pleadings filed by the NextWave Debtors with the Bankruptcy Court. The proofs of claim that have been filed in the NextWave Debtors' chapter 11 cases, and other claims that may be pending against the NextWave Debtors, have not yet been fully analyzed. Accordingly, the following table does not include claims that are not reflected on the Schedules or in such other pleadings and assumes that such other claims do not exist. The addition of any such new claims, therefore, may result in a decrease in the amount of cash or other consideration proposed to be distributed under the Plan in respect of the classes of claims reflected in the following table, other than the FCC Claims.

CLASS OF CLAIMS/INTERESTS:                     PROPOSED TREATMENT:
--------------------------                     -------------------
ADMINISTRATIVE/OTHER PRIORITY CLAIMS           Paid in full within 45 days after the Effective
                                               Date, or otherwise in accordance with their
         ESTIMATED AGGREGATE AMOUNT:           terms.
         $_______

(The estimated aggregate amount set
forth above includes unpaid
postpetition and anticipated future
bankruptcy-related professional
fees.)






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

CLASS OF CLAIMS/INTERESTS:                     PROPOSED TREATMENT:
--------------------------                     -------------------
PRIORITY TAX CLAIMS                            Paid in full in deferred payments over a
                                               period of six years from the date of
         ESTIMATED AGGREGATE AMOUNT:           assessment of the underlying taxes in equal
         $_______                              annual installments commencing on the first
                                               anniversary of the Effective Date, as
                                               permitted by section 1129(a)(9)(C) of the
                                               Bankruptcy Code.

SECURED CLAIMS OF CELLEXIS                     Paid in full within 45 days after the Effective
INTERNATIONAL, INC.                            Date, or otherwise in accordance with the
                                               terms of the debtor in possession financing
         ESTIMATED AGGREGATE AMOUNT:           facility.
         $25 MILLION

(This claim is held by Cellexis
International, Inc. on account of
the NextWave Debtors' debtor in
possession financing facility and
is secured by an alleged first lien
on the D- and E-block licenses, an
alleged second lien on the F-block
licenses and a junior lien on the
other assets of the NextWave
Debtors.)

SECURED CLAIMS OF THE FEDERAL                  Satisfied by payment of the FCC Payment, as
COMMUNICATIONS COMMISSION                      described in Section III above.

(This claim is held by the FCC on
account of promissory notes, the
FCC's rules and regulations and the
Licenses. The obligations under
such notes are secured by first
liens on the respective licenses
and the proceeds thereof.)




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
CLASS OF CLAIMS/INTERESTS:                      PROPOSED TREATMENT:
--------------------------                      -------------------

SECURED CLAIMS OF LG INFOCOMM INC.              Satisfied by a cash payment in an amount, or
                                                other consideration, to be determined by
         ESTIMATED AGGREGATE AMOUNT:            agreement of Nextel and LG InfoComm Inc.
         $35 MILLION

(This claim is held by LG InfoComm
Inc. on account of prepetition loan
obligations secured by an alleged
first lien on the shares of NPCI and a
second lien on the C-block licenses
and the proceeds thereof.)


SECURED CLAIM OF HUGHES NETWORK                 Satisfied by a cash payment in an amount, or
SYSTEMS, INC.                                   other consideration, to be determined by
                                                agreement of Nextel and Hughes Network
         ESTIMATED AGGREGATE AMOUNT:            Systems, Inc.
         $35 MILLION

(This claim is held by Hughes Network
Systems, Inc. on account of
prepetition convertible notes secured
by an alleged third lien on the
C-block licenses and the proceeds
thereof.)

SECURED CLAIM OF HANAREUM BANKING               Satisfied by a cash payment in an amount, or
CORPORATION                                     other consideration, to be determined by
                                                agreement of Nextel and Hanareum Banking
         ESTIMATED AGGREGATE AMOUNT:            Corporation.
         $34.9 MILLION

(This claim is held by Hanareum
Banking Corporation on account of
prepetition loan obligations secured
by first liens on the shares of NPI,
NPPI, NWI and Tele*Code Inc.)

CLASS OF CLAIMS/INTERESTS:                      PROPOSED TREATMENT:
--------------------------                      -------------------

SECURED CLAIMS OF CONVERTIBLE BRIDGE            Satisfied by a cash payment in an amount, or
NOTEHOLDERS                                     other consideration, to be determined by
                                                agreement of Nextel and the holders of the
         ESTIMATED AGGREGATE AMOUNT:            convertible subordinated notes.
         $133 MILLION

(These claims are held by holders of
convertible subordinated notes and are
secured by a second lien on the shares
of NPI and NPPI.)

SECURED CLAIM OF CDMA CALIFORNIA                Satisfied by a cash payment in an amount, or
PARTNERS LLC                                    other consideration, to be determined by
                                                agreement of Nextel and CDMA California
         ESTIMATED AGGREGATE AMOUNT:            Partners LLC.
         $10 MILLION

(This claim is held by CDMA California
Partners LLC on account of a
prepetition debt restructuring
agreement, obligations under which are
secured by a second lien on the shares
of NPCI.)

SECURED CLAIM OF LCC INTERNATIONAL,             Satisfied by a cash payment in an amount, or
INC.                                            other consideration, to be determined by
                                                agreement of Nextel and LCC International,
         ESTIMATED AGGREGATE AMOUNT:            Inc.
         $9,576,497.00

(This claim is held by LCC
International, Inc. against NWI on
account of obligations under a
prepetition note for radio frequency
engineering and program management
services.)



CLASS OF CLAIMS/INTERESTS:                      PROPOSED TREATMENT:
--------------------------                      -------------------

SECURED CLAIM OF LUCENT TECHNOLOGIES,           Satisfied by a cash payment in an amount, or
INC.                                            other consideration, to be determined by
                                                agreement of Nextel and Lucent
         ESTIMATED AGGREGATE AMOUNT:            Technologies, Inc.
         $9,113,482.00

(This claim is held by Lucent
Technologies, Inc. against NWI on
account of obligations under a
prepetition equipment lease financing
and is secured by a lien on the
equipment.)

SECURED CLAIM OF THE ALLEN GROUP                Satisfied by a cash payment in an amount, or
                                                other consideration, to be determined by
         ESTIMATED AGGREGATE AMOUNT:            agreement of Nextel and The Allen Group.
         $1,609,153.11

(This claim is held by The Allen Group
on account of obligations incurred by
NWI in a prepetition equipment purchase
and is secured by a purchase money
security interest in the equipment.)

SECURED CLAIM OF CARLSON                        Satisfied by a cash payment in an amount, or
TECHNOLOGIES                                    other consideration, to be determined by
                                                agreement of Nextel and Carlson
         ESTIMATED AGGREGATE AMOUNT:            Technologies.
         $1,348,620.67

(This claim is held by Carlson
Technologies on account of a prepetition levy of execution on accounts held by Wells Fargo Bank.)

OTHER SECURED CLAIMS                            Satisfied by a cash payment in an amount, or
                                                other consideration, to be determined by
         ESTIMATED AGGREGATE AMOUNT:            agreement of Nextel and the respective
         $2.2 MILLION                           secured creditors.

(These claims are held by certain
secured claimants and primarily are
secured by liens on various assets of
NWI.)


CLASS OF CLAIMS/INTERESTS:                            PROPOSED TREATMENT:
--------------------------                            -------------------

UNSECURED CLAIMS (INCLUDING                          Satisfied by a cash payment in an amount, or
UNDERSECURED PORTION OF SECURED                      other consideration, to be determined by
CLAIMS OTHER THAN THE FCC CLAIMS)                    agreement of Nextel and the Committee.

         ESTIMATED AGGREGATE AMOUNT:
         $80.0 MILLION


EQUITY INTERESTS                                      Extinguished through a cash payment in
                                                      an amount, or other consideration, to be
                                                      determined by agreement of Nextel and the
                                                      respective equity security interest holders.






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